UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Millendo Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2020
To our stockholders:
We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders of Millendo Therapeutics, Inc. to be held on Friday, June 19, 2020 at 1:00 p.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.meetingcenter.io/295858597, entering the meeting password MLND2020, and entering your 15-digit control number (included on the Notice of Internet Availability of Proxy Materials mailed to you).
Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this proxy statement and our 2019 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2019 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or through the Internet by following the instructions on the notice you received, or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.
Thank you for your ongoing support of and continued interest in Millendo Therapeutics, Inc. We look forward to your participation at the Annual Meeting.

Sincerely,
/s/ JULIA C. OWENS PH.D.
Julia C. Owens Ph.D.
President, Chief Executive Officer and Director

MILLENDO THERAPEUTICS, INC.
110 Miller Avenue, Suite 100
Ann Arbor, MI 48104
________________________________________________________________________________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 19, 2020
To the Stockholders of Millendo Therapeutics, Inc.:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Millendo Therapeutics, Inc., a Delaware corporation (the "Company") will be held on Friday, June 19, 2020 at 1:00 p.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.meetingcenter.io/295858597, entering the meeting password MLND2020, and entering your 15-digit control number (included on the Notice of Internet Availability of Proxy Materials mailed to you). There is no physical location for the Annual Meeting. The purpose of the Annual Meeting will be the following:
1.To elect three (3) nominees for director named in the accompanying proxy statement (the "Proxy Statement") to hold office until the 2023 Annual Meeting of Stockholders.
2.To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.
3.To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the accompanying Proxy Statement.
4.To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 20, 2020. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (734) 845-9000 during regular business hours. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.meetingcenter.io/295858597.

By Order of the Board of Directors,

/s/ TAMARA JOSEPH
Tamara Joseph
Corporate Secretary

Ann Arbor, Michigan
April 24, 2020

You are cordially invited to attend the Annual Meeting via our virtual meeting platform. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet prior to the Annual Meeting, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote online while attending the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent's name and account.

MILLENDO THERAPEUTICS, INC.
110 Miller Avenue, Suite 100
Ann Arbor, MI 48104

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 19, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
We are providing you with these proxy materials because the Board of Directors of Millendo Therapeutics, Inc. (the "Board") is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Millendo Therapeutics, Inc. (the "Company"), including at any adjournments or postponements thereof, to be held on Friday, June 19, 2020 at 1:00 p.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.meetingcenter.io/295858597, entering the meeting password MLND2020, and entering your 15-digit control number (included on the Notice of Internet Availability of Proxy Materials mailed to you). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, are being distributed and made available on or about April 24, 2020. As used in this Proxy Statement, references to "we," "us," "our," "Millendo" and the "Company" refer to Millendo Therapeutics, Inc. and our consolidated subsidiaries.
Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.
The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
We intend to mail the Notice on or about April 24, 2020 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of 2020 Annual Meeting of Stockholders, this proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2019, will be made available to stockholders on the Internet on the same date.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after May 4, 2020.

How do I attend the Annual Meeting?
The Annual Meeting will be held on Friday, June 19, 2020 at 1:00 p.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.meetingcenter.io/295858597, entering the meeting password MLND2020, and entering your 15-digit control number (included on the Notice of Internet Availability of Proxy Materials mailed to you). We recommend that you log in a few minutes before the Annual Meeting on June 19, 2020 to ensure you are logged in when the meeting starts. Online check-in will begin at 12:55 p.m. Eastern Time.
We have decided to hold a virtual meeting in light of concerns regarding the COVID-19 pandemic and because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Information on how to vote online while attending the Annual Meeting is discussed below.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 16, 2020. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare
Millendo Therapeutics, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Can I ask questions at the Annual Meeting?

Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments at the Annual Meeting. If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.meetingcenter.io/295858597, entering the meeting password MLND2020 and your 15-digit control number (included on the Notice of Internet Availability of Proxy Materials mailed to you), and typing your question in the box in the Annual Meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log-in page. Technical support will be available starting at 12:30 p.m. Eastern Time on June 19, 2020.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 20, 2020 will be entitled to vote online while attending the Annual Meeting. On this record date, there were 18,998,252 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on April 20, 2020, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online while attending the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet prior to the meeting, over the telephone, or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 20, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online while attending the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•Election of three (3) directors to hold office until the 2023 Annual Meeting of Stockholders (Proposal 1);
•Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020 (Proposal 2); and
•Approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in this proxy statement (Proposal 3).
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons acting as proxies to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote "FOR" each of the proposed nominees to the Board or you may "WITHHOLD" your vote for each of the proposed nominees to the Board. Proxies cannot be voted for a greater number of persons than the three nominees named in this proxy statement. For each of the other matters to be voted on, you may vote "FOR" or "AGAINST" or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online while attending the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet prior to the Annual Meeting, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the Annual Meeting even if you have already voted by proxy.
•To vote online during the Annual Meeting, join the virtual Annual Meeting at www.meetingcenter.io/295858597, enter the meeting password MLND2020 and your 15-digit control number (included on the Notice of Internet Availability of Proxy Materials mailed to you) and follow the instructions in the Annual Meeting portal.
•To vote by using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free (866) 641-4276 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 18, 2020 to be counted.
•To vote through the Internet without attending the Annual Meeting, go to http://www.investorvote.com/MLND to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received by 11:59 p.m., Eastern Time on June 18, 2020 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online while attending the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online via proxy prior to the Annual Meeting, and Internet voting to allow you to vote your shares during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 20, 2020.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by telephone, through the Internet prior to the Annual Meeting, by completing the printed proxy card that may be delivered to you or online while attending the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a "routine" matter under applicable rules. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine" under applicable rules but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 and 3 without your instructions, but may vote your shares in its discretion on Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "FOR" the election of the nominees to the Board, "FOR" the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and "FOR" the advisory approval of named executive officer compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the vote during the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).
•You may grant a subsequent proxy by telephone or through the Internet prior to the Annual Meeting.
•You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Millendo Therapeutics, Inc., 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104.
•You may attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting via the virtual platform will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change your voting instructions.
When are stockholder proposals and director nominations due for next year's annual meeting?
To be considered for inclusion in next year's proxy materials, you must submit your proposal, in writing, by December 25, 2020, to our Corporate Secretary c/o Millendo Therapeutics, Inc., 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Pursuant to our bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2021 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year's proxy materials, you must notify our Corporate Secretary between February 19, 2021 and the close of business on March 22, 2021. However, if our 2021 Annual Meeting of Stockholders is not held between May 28, 2021 and August 18, 2021, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2021 Annual Meeting of Stockholders or (ii) the 10th day following the day on which notice of the date of the 2021 Annual Meeting was mailed or public announcement of the date of the 2021 Annual Meeting of Stockholders is made, whichever occurs first. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors (Proposal 1), votes "FOR," "WITHHOLD" and broker non-votes; and with respect to all other proposals, votes "FOR" and "AGAINST," abstentions and, if applicable, broker non-votes. Abstentions will not be counted towards the vote total for each of Proposals 2 and 3, and will have no effect on the voting of each of those proposals. Broker non-votes on Proposals 1 and 3 will have no effect and will not be counted towards the vote total for any of those proposals.
What are "broker non-votes"?
As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes." Proposals 1 and 3 are considered to be "non-routine" under New York Stock Exchange ("NYSE") rules and we therefore expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most "FOR" votes will be elected as directors; withheld votes will have no effect.	Not applicable	None
2	Ratification of the Selection of Ernst & Young LLP as our Independent Registered Public Accounting Firm	To approve Proposal 2, stockholders holding a majority of the votes cast affirmatively or negatively on the matter must vote "FOR" the proposal.	None	Not applicable(1)
3	Approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in this proxy statement.	To approve Proposal 3, stockholders holding a majority of the votes cast affirmatively or negatively on the matter must vote "FOR" the proposal.	None	None

(1)This proposal is considered to be a "routine" matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting by remote communication or represented by proxy. On the record date, there were 18,998,252 shares outstanding and entitled to vote. Thus, the holders of 9,499,127 shares must be present by remote communication or represented by proxy at the Annual Meeting to have a quorum.
For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy or that are represented by remote communication at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote those shares on Proposals 1 and 3. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.
Will a list of stockholders entitled to vote at the Annual Meeting be available?
For the ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for purposes germane to the Annual Meeting. You may make a request by calling our corporate headquarters at (734) 845-9000 during regular business hours. In addition, during the Annual Meeting, that list of stockholders will be available for examination by any stockholder of record at www.meetingcenter.io/295858597.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
How does the December 2018 merger affect the disclosures in this proxy statement?
On December 7, 2018, OvaScience, Inc. ("OvaScience") completed a reverse merger with what was then known as "Millendo Therapeutics, Inc.", which we refer to as "Private Millendo," in accordance with the terms of the Agreement and Plan of Merger and Reorganization dated as of August 8, 2018, as amended on September 25, 2018 and November 1, 2018 (the "Merger Agreement"), by and among OvaScience, Private Millendo and Orion Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of OvaScience ("Merger Sub") pursuant to which, among other matters, Merger Sub merged with and into

Private Millendo, with Private Millendo continuing as a wholly owned subsidiary of OvaScience. We refer to the foregoing transactions in this proxy statement as "the Merger." On December 6, 2018, in connection with, and prior to the completion of, the Merger, OvaScience effected a 1-for-15 reverse stock split of its common stock (the "Reverse Stock Split") and immediately following the Merger, OvaScience changed its name to "Millendo Therapeutics, Inc." Following the completion of the Merger, the business formerly conducted by OvaScience became the business conducted by Private Millendo, which is a late-stage biopharmaceutical company primarily focused on developing novel treatments for orphan endocrine diseases. All references to common stock shares and per share amounts in this proxy statement have been retroactively adjusted to reflect, where applicable, the Reverse Stock Split, as indicated. As used herein, the words the "Company", "Millendo," "we," "us," and "our" refer to Millendo Therapeutics, Inc. and its direct and indirect subsidiaries, as applicable.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

The Board presently has eight members. There are three Class II directors whose terms of office expire in 2020: James M. Hindman, Carole L. Nuechterlein, J.D., and Geoffrey M. Nichol, M.B., Ch.B. Mr. Hindman, Ms. Nuechterlein and Dr. Nichol, each a current director, have been nominated for election at the Annual Meeting by the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of Ms. Nuechterlein, Mr. Hindman and Dr. Nichol would serve until the 2023 Annual Meeting of Stockholders and until their successor has been duly elected and qualified, or, if sooner, until their death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. Ms. Owens was the only director who attended the 2019 Annual Meeting of Shareholders.
Directors are elected by a plurality of the votes of the holders of shares present by remote communications or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the three nominees receiving the highest number of affirmative votes will be elected as a Class II director. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the three nominees named in this proxy statement. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee that we will propose. Each of Ms. Nuechterlein, Mr. Hindman and Dr. Nichol have agreed to serve if elected. Our management has no reason to believe that they will be unable to serve.
The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on our Board.
Nominees for Election as a Class II Director for a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders
Carole L. Nuechterlein, J.D., age 59, served as a member of Private Millendo’s board of directors from March 2017 until the closing of the Merger, at which point she was appointed to our Board. Ms. Nuechterlein joined F. Hoffmann-La Roche Ltd. in 2001 and currently serves as a Deputy Director and head of Roche Venture Fund. Prior to that, from 1998 to 2001, Ms. Nuechterlein served as General Counsel for SangStat, Inc., a biopharmaceutical company. Ms. Nuechterlein has also served as a member of the boards of directors of a number of private companies, including each of Aligos Therapeutics, a biotechnology company, since August 2018, Vivet Therapeutics SAS, a biotechnology company, since April 2017, CiVi BioPharma, Inc., a biopharmaceutical company, since March 2017, Lumos Pharma, Inc., a biopharmaceutical company, since January 2017, Mission Therapeutics Ltd., a biopharmaceutical company, since January 2017, Arch Oncology Inc., a biopharmaceutical company, since August 2016, Second Genome, Inc., a biopharmaceutical company, since April 2016, and Lysosomal Therapeutics Inc., a biotechnology company, since May 2014. She also served as a member of the board of directors of AveXis Inc., a biotechnology company (Nasdaq: AVXS), from October 2014 to May 2017. Ms. Nuechterlein received a B.A. from Valparaiso University and a J.D. from University of Michigan. We believe that Ms. Nuechterlein's extensive experience in the pharmaceutical and biotechnology industry and as an investor in life sciences companies qualifies her to serve on our Board.
James M. Hindman, age 59, served as a member of Private Millendo’s board of directors from June 2016 until the closing of the Merger, at which point he was appointed to our Board. Since September 2019, Mr. Hindman has served as a member of the board of directors of Accuray, Inc., a radiation oncology company (Nasdaq: ARAY). Since November 2018, Mr. Hindman has served as a member of the board of directors of Aatru Medical, LLC, a privately held medical device company. From August 2018 to December 2019, Mr. Hindman served as a member of the board of directors of Sienna Biopharmaceuticals, Inc. (Nasdaq: SNNA). From December 2017 to December 2018, Mr. Hindman provided financial consulting services to RANI Therapeutics, a privately held biotechnology company. Since July 2015, Mr. Hindman has also provided financial consulting services to Cidara Therapeutics Inc., a biotechnology company (Nasdaq: CDTX). Prior to that, from August 2014 to March 2015, Mr. Hindman has served as the Executive Vice President and Chief Financial Officer of Allergan, Inc., a multi-specialty healthcare company. From 2002 to August 2014, Mr. Hindman served as Senior Vice President of Treasury, Risk and Investor Relations at Allergan, Inc. and from 1984 to 2002, served in a variety of other finance positions at Allergan, Inc., including Senior Vice President, Finance and Controller, Assistant Corporate Controller, Vice President, Financial Planning and Analysis. Since June 2015, Mr. Hindman has also served as a member of the Board of Regents at Loyola Marymount University, and

from 2007 to June 2015, Mr. Hindman served on their Accounting Advisory Board. From 2009 to December 2015, Mr. Hindman served as a member of the board of directors of The Allergan Foundation, a private charitable foundation. Mr. Hindman received a B.S. in Accounting from Loyola Marymount University and an M.B.A. from Pepperdine University. We believe that Mr. Hindman's financial experience in the life sciences industry qualifies him to serve on our Board.
Geoff Nichol, M.B., Ch.B., M.B.A., age 65, was appointed to our Board in December 2019. Dr. Nichol has nearly 30 years' experience in drug development. He has served as Chief Medical Officer at BioMarin Pharmaceutical Inc., where he manages an active portfolio of clinical development programs, since November 2016. From July 2011 to November 2016, he was Executive Vice President, Research and Development at Sangamo BioSciences, where he managed the preclinical development of several IND candidates. From September 2002 to January 2010, he was Senior Vice President of Development at Medarex, where he was responsible for a portfolio of clinical development programs. From February 1996 to September 2002, he was Vice President at Novartis, where he managed a clinical development therapeutic area, United States Medical Affairs, and Global Project and Portfolio Management. From December 1989 to February 1996, he held various positions up to Group Medical Director, Clinical Development at SmithKline Beecham, where he was responsible for anti-infective development and medical affairs. Dr. Nichol received a B.Med.Sc., M.B., Ch.B., or the equivalent of an M.D. in the U.S., from Otago University Medical School in New Zealand and an M.B.A. from Warwick University in the United Kingdom. We believe that Dr. Nichol's extensive experience in the pharmaceutical and biotechnology industry qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NAMED NOMINEES.
Class III Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders
Carol G. Gallagher, Pharm.D., age 55, served as a member of Private Millendo’s board of directors since September 2012 until the closing of the Merger, at which point she was appointed to our Board. Since October 2014, Dr. Gallagher has also served as a Partner of New Enterprise Associates, Inc., a venture capital firm. Prior to that, from October 2013 to July 2014, Dr. Gallagher served as a venture partner with Frazier Healthcare Partners, a venture capital firm. From 2008 to April 2011, Dr. Gallagher served as the President and Chief Executive Officer of Calistoga Pharmaceuticals, Inc., a biotechnology company that was acquired by Gilead Sciences, Inc. in 2011. Prior to that, from 2007 to 2008, Dr. Gallagher served as the President and Chief Executive Officer of Metastatix, Inc., a biopharmaceutical company. Since February 2013, Dr. Gallagher has served as a member of the board of directors and the compensation and nominating and corporate governance committees of Atara Biotherapeutics Inc., a biopharmaceutical company (Nasdaq: ATRA), since November, 2017, as a director at Metacrine, a biopharmaceutical company, and since December, 2017, PIONYR Immunotherapeutics, a biopharmaceutical company. From November 2011 until March 2018, Dr. Gallagher served as a member of the board of directors of AnaptysBio, Inc., a biotechnology company (Nasdaq: ANAB). From February 2012 to August 2013, Dr. Gallagher served as a member of the board of directors of Aragon Pharmaceuticals, Inc., a pharmaceutical discovery and development company that was acquired by Johnson & Johnson in August 2013. Dr. Gallagher received a B.S. and a Pharm.D. from the College of Pharmacy at the University of Kentucky. We believe that Dr. Gallagher's extensive experience in the life sciences industry and as a chief executive officer of various companies qualifies her to serve on our Board.
Habib J. Dable, age 50, served as a member of Private Millendo’s board of directors from September 2018 until the closing of the Merger, at which point he was appointed to our Board. Mr. Dable has served as the Chief Executive Officer and President and a member of the board of directors of Acceleron Pharma Inc., a biopharmaceutical company (Nasdaq: XLRN) since December 2016. Prior to that, Mr. Dable served in roles of increasing responsibility at Bayer AG beginning in 1994, most recently serving as the President of Pharmaceuticals for Bayer in the U.S. from October 2015 until December 2016. From 2013 to 2015, Mr. Dable served as the Executive Vice President and Global Head of Specialty Medicine for Bayer HealthCare Pharmaceuticals, and from 2010 to 2012, he was the Vice President of Ophthalmology & Global Launch Team Head for EYLEA. Mr. Dable earned both Bachelor's and Master's degrees of Business Administration from the University of New Brunswick in Canada. We believe that Mr. Dable's executive leadership experience and industry knowledge qualify him to serve on our Board.
Class I Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
Julia C. Owens, Ph.D., age 47, is one of the co-founders of Private Millendo and served as Private Millendo’s President and Chief Executive Officer and as a member of Private Millendo’s board of directors since its inception in 2012. Since the closing of the Merger, Dr. Owens has served as our President and Chief Executive Officer and as a member of our board of directors. From 2010 to 2012, Dr. Owens served as the Senior Vice President of Corporate Development and Strategy at Lycera Corp., a biopharmaceutical company. Prior to that, from 2004 to 2010, Dr. Owens served in a number of business development positions at QuatRx Pharmaceuticals Co., a biopharmaceutical company, including as Head of Business Development from 2009 to 2010. From 1999 to 2004, Dr. Owens served in a number of business development positions at Tularik Inc., a biotechnology company, which was acquired by Amgen, Inc. in 2004. Prior to that, from July to October 1999, Dr. Owens served as a Licensing Officer in the Office of Technology Management at the University of California, San Francisco. Dr. Owens received a B.S. in Chemistry and a B.A. in Molecular and Cellular Biology from the University of California, Berkeley, and a Ph.D. in Biochemistry from the University of California, San Francisco. Our board of directors believes that Dr. Owens’ business and technical expertise along with her daily insight into corporate matters as our Chief Executive Officer qualify her to serve on our Board.
Mary Lynne Hedley, Ph.D., age 57, served as a member of Private Millendo’s board of directors from March 2017 until the closing of the Merger, at which point she was appointed to our Board. Dr. Hedley has served as the President and Chief Operating Officer, and a member of the board of directors of TESARO, Inc., a pharmaceutical company (Nasdaq: TSRO), since co-founding the company in March 2010. Dr. Hedley has served on the board of directors of VEEVA Systems (Nasdaq: VEEV) since August 2019. Dr. Hedley served on the board of directors of bluebird bio, a pharmaceutical company (Nasdaq: BLUE) from September 2017 through February 2019 and served as a member of the board of directors of Receptos, Inc., a biopharmaceutical company (Nasdaq: RCPT), from April 2014 until it was acquired by Celgene Corp. in August 2015. Prior to that, from July 2009 to February 2010, Dr. Hedley served as Executive Vice President of Operations and Chief Scientific Officer of Abraxis BioScience, Inc., a biotechnology company. Dr. Hedley served as Executive Vice President of Eisai Corporation of North America from January 2008 until July 2009, following Eisai Co. Ltd.'s acquisition of MGI PHARMA, Inc. in January 2008. Dr. Hedley also served in various positions at MGI PHARMA, Inc. from 2004 through its acquisition in 2008, most recently as Executive Vice President and Chief Scientific Officer. Prior to that, Dr. Hedley co-founded and served as the President and Chief Executive Officer of ZYCOS, Inc., a biotechnology company, which was acquired by MGI PHARMA, Inc. in 2004. Prior to co-founding ZYCOS, Dr. Hedley completed two consecutive postdoctoral fellowships at Harvard University. Dr. Hedley received a B.S. in microbiology from Purdue University and a Ph.D. in Immunology from the University of Texas, Southwestern Medical Center. We believe that Dr. Hedley's extensive experience in the pharmaceutical and biotechnology industry qualifies her to serve on our Board.
John Howe, III, M.D., age 77, has served as a member of our board of directors since June 2015. From 2001 through 2015, he served as the President and Chief Executive Officer of Project HOPE, an international health education and humanitarian assistance foundation, which operates more than 70 programs in 45 countries on five continents. During Dr. Howe's tenure, Project HOPE expanded its areas of distributing medicine, treating infectious diseases and non-communicable diseases, and promoting the health education and life improvement of women and children. Before Project HOPE, Dr. Howe held the Distinguished Chair in Health Policy at The University of Texas Health Science Center at San Antonio; he served as the Center's chief executive from 1985 through 2000 and is currently the President Emeritus. He is a board member of MAXIMUS Federal, Boston University and the Mary Christie Foundation. His board service record includes BB&T Bank, where he served as Chair of the Audit Committee and the Compensation Committee, Beverly Enterprises, the Texas Biomedical Research Institute and the United States Air Force Scientific Advisory Board. Among Dr. Howe's numerous honors and awards are the U.S. Army's Commander's Award for Public Service, the Surgeon General's Exemplary Service Award, and the Magnolia Award from the City of Shanghai, China. Dr. Howe is a published author of numerous articles, chapters and abstracts in medical journals, including the New England Journal of Medicine and the Annals of Internal Medicine, among others. Dr. Howe holds a B.A. from Amherst College and an M.D. from Boston University School of Medicine. We believe that Dr. Howe’s experience with global medicine and as a leader of international health initiatives qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under Nasdaq Stock Market ("Nasdaq") listing rules, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the company's board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director's background, employment and affiliations, including family relationships, our Board determined that all of the directors, other than Dr. Owens, are "independent directors" as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described above.
Board Leadership Structure
The Board has an independent Chair, Carol G. Gallagher, Pharm.D., who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chair creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders. As a result, we believe that having an independent Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board's key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the chairperson of each committee of the Board to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Chair the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors
The Board of Directors met eight times during 2019. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information during 2019 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Julia C. Owens, Ph.D.
Carol G. Gallagher, Pharm.D.			X	(1)
Habib J. Dable			X
Mary Lynne Hedley, Ph.D.					X	(1)
James M. Hindman	X	(1)
John Howe, III, M.D.	X		X	(2)
Geoff Nichol, M.B., Ch.B., M.B.A.					X	(2)
Carole L. Nuechterlein, J.D.	X	(2)			X
Randall W. Whitcomb, M.D.	X	(3)	X	(3)
_______________________________________________________________________________

(1)Chairperson.
(2)Effective December 17, 2019.
(3)Dr. Whitcomb retired from his positions as a member of the Board and as a member of the Compensation Committee and the Audit Committee, each effective December 17, 2019.
Below is a description of each committee of the Board.
Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the Company's independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law; reviews and approves or disapproves transactions between the Company and any related persons; confers with management and the Company's independent registered public accounting firm, as appropriate, regarding the scope, adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company's annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its filings with the SEC.
The Audit Committee is composed of three directors: Mr. Hindman, Dr. Howe, and Ms. Nuechterlein. The Audit Committee met seven times during fiscal year 2019. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.millendo.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all of the current members of the Audit Committee are independent (as independence is currently defined under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules and under Rule 10A-3 under the Exchange Act). The Board has also determined that Mr. Hindman qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Hindman's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for publicly and privately held companies.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee of the Board of Directors has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted,

James M. Hindman, Chairperson
John Howe, III, M.D.
Carole Nuechterlein, J.D.
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of three directors: Dr. Gallagher, Dr. Howe, and Mr. Dable. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met five times during fiscal year 2019. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investors.millendo.com.
The Compensation Committee acts on behalf of the Board to review, adopt and approve the Company's compensation strategy, policies, plans and programs, including:
•reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management, as appropriate, which powers include the power to exercise discretion to adjust compensation based on such goals and objectives;

•reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to Board members;

•evaluating and approving the compensation plans and programs advisable for the Company, as well as evaluating and approving the modification or termination of existing plans and programs;

•establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to the Company;

•reviewing compensation practices and trends to assess the adequacy and competitiveness of the Company's compensation programs among comparable companies in our industry;

•reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for the Company's executive officers and, as appropriate, other senior management;

•approving any loans by the Company (i) to our executive officers and (ii) to our employees who are non-executive officers where the amount of any such loan exceeds $10,000; and

•administration of our equity compensation plans, pension and profit-sharing plans, stock purchase plans, bonus plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures
The Compensation Committee typically meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer and our Vice President of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the Company's expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Aon Radford (the "Consultant"), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant's independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation and employment agreement terms of our executive officers and other senior management against compensation for similarly situated executives at the companies the Consultant previously identified to be comparable to the Company. Our management did not have the ability to direct the Consultant's work.
The Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of each year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation as well as equity awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee is composed of three directors: Drs. Hedley and Nichol and Ms. Nuechterlein. Each member of the Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating and Corporate Governance Committee met four times during fiscal year 2019. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at http://investors.millendo.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Millendo Therapeutics, Inc., 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104 at least 90 days, but no more than 120 days, prior to the anniversary date of the mailing of the Company's proxy statement for the last annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
Stockholder communications will be reviewed by our Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications made in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to our General Counsel, who will promptly notify the Audit Committee of all complaints that pertain to an accounting or audit matter and will determine the planned course of action. Communications regarding matters other than accounting or audit will be investigated by our General Counsel or another appropriate person designated by our General Counsel. We also have a corporate ethics hotline to allow complaints related to questionable accounting or auditing matters. All inquiries made through this hotline are immediately directed to our General Counsel.

Hedging Policy
Pursuant to our Insider Trading and Window Period Policy, our employees and directors are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available on our website at www.millendo.com on the "Corporate Governance" page.
Code of Business Conduct
We have adopted a Code of Business Conduct (the "Code of Conduct"), applicable to all of our employees, executives, directors and independent contractors. The Code of Conduct is available on our website at www.millendo.com on the "Corporate Governance" page. Our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. If we make any substantive amendments to the Code of Conduct or we grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2016.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of a majority of the votes cast affirmatively or negatively on this matter will be required to ratify the selection of Ernst & Young LLP.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees for the audit of our financial statements for the year ended December 31, 2019 and for the audit of Private Millendo's financial statements for the year ended December 31, 2018 and other fees billed for other services rendered by Ernst  & Young LLP during those periods (in thousands):

	Year Ended December 31,
	2019	2018
Audit fees(1)	$648,000	$967,000
Audit-related fees(2)	—	97,000
Tax fees(3)	317,725	122,000
All other fees(4)	2,000	—
Total fees	$967,725	$1,186,000
(1)Fees represent services related to our annual audit, quarterly reviews, SEC offerings and accounting consultations
(2)Fees represent services related to due diligence services
(3)Fees represent services related to tax compliance and tax advisory services
(4)Fees represent billings for publications and online subscriptions

Fees for the year ended December 31, 2019 were pre-approved by our Audit Committee. Fees for the year ended December 31, 2018 were pre-approved by the Private Millendo Audit Committee.

Prior to the completion of the Merger, Ernst & Young LLP served as the independent registered public accounting firm, of OvaScience, Inc. for the year ended December 31, 2018 up to the completion of the Merger on December 7, 2018. The following table sets forth the fees billed by Ernst & Young LLP to OvaScience, Inc. during that period (in thousands):

Year Ended December 31,
2018
Audit fees	$265,000
Audit-related fees	—
Tax fees	107,000
All other fees	—
Total fees	$372,000

All fees described above were pre-approved by the OvaScience Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and permissible non-audit services to be performed by the independent accountants (subject to a de minimis exception). These services may include audit services, audit-related services, tax services, and other non-audit services. As part of its pre-approval policy, the Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence. In accordance with its pre-approval policy, the Audit Committee has pre-approved certain specified audit and non-audit services to be provided by our independent auditor. If there are any additional services to be provided, a request for pre-approval must be submitted to the Audit Committee for its consideration under the policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. Finally, in accordance with the pre-approval policy, the Audit Committee has delegated pre-approval authority to the chair of the Audit Committee. The chair must report any pre-approval decisions to the Audit Committee at its next meeting.

All of the services of Ernst & Young LLP for 2018 and 2019 for Millendo described above were in accordance with the Audit Committee pre-approval policy, to the extent required by applicable law.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and Section 14A of the Exchange Act, the Company's stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company's current named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers described in this proxy statement. The compensation of the Company's named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. The Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests. Compensation of the Company's named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company's named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:
"RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED."
Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the affirmative vote of a majority of votes cast affirmatively or negatively on this matter.
Unless the Board decides to modify its policy regarding the frequency of soliciting say-on-pay votes/advisory votes on the compensation of the Company's named executives, the next scheduled say-on-pay vote will be at the 2021 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers as of the date of this proxy statement.

Name	Age	Title
Julia C. Owens, Ph.D.	47	Director, President and Chief Executive Officer
Christophe Arbet-Engels, M.D., Ph.D.	58	Chief Medical Officer
Tamara Joseph, J.D.	57	General Counsel and Secretary
Louis J. Arcudi III	59	Chief Financial Officer
Ryan Zeidan, Ph.D.	40	Chief Development Officer
Julia C. Owens, Ph.D. Biographical information for Dr. Owens is included above with the director biographies under the caption "Class I Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders."
Christophe Arbet-Engels, M.D., Ph.D. was appointed as our Chief Medical Officer in February 2020, bringing to us more than 25 years of experience in life sciences, academia and industry. From January 2017 to November 2019, Dr. Arbet-Engels served as Chief Medical Officer, Executive Vice President, Late Development and Medical Affairs at Poxel Pharmaceuticals, with responsibility for all medical activities for its portfolio, including driving portfolio strategy and executing registration programs. From August 2015 to October 2016, he served as Vice President, Worldwide Medical, Collaborative Medical Sciences at Biogen, where he built, developed and led global medical research, clinical operations, biostatistics/analytics, communication and expanded access program teams to advance the medical sciences in multiple therapeutic areas. From 2012 to 2015, he served as Vice President, Clinical Development and Medical Affairs at Boehringer Ingelheim, where he was the medical leader of the metabolism therapeutic area in the United States for portfolio and product development, registration, launch, and life-cycle strategy. From 2005 to 2012, he served as Clinical Science Leader, Metabolism-Cardiovascular Diseases at Hoffmann-La Roche, where he was the global medical lead for clinical development and registration of metabolism and cardiovascular products. From 2004 to 2005, he served as Director of Clinical Research at Merck Research Laboratories, where he was medical lead for early programs and for registration. From 2001 to 2004, he served as Medical Director, Metabolism, Global Medical Affairs and Marketing at Aventis Pharmaceuticals (now Sanofi), where he was responsible for the development of worldwide strategy and execution of clinical programs. From 1999 to 2001, he served as Associate Medical Director, Oncology/Endocrinology, United States Clinical Research at Ligand Pharmaceuticals, where he led the execution of Phase 2/3 registration studies. From 1994 to 1999, he served as Research Associate, Molecular Biology and Virology Laboratory, where he led research projects. In addition, Dr. Arbet-Engels works as a French Foreign Trade Advisor for the French Foreign Ministry to advise, support and mentor French or other startup companies to develop their businesses in the United States. Dr. Arbet-Engels has a medical degree from University of Paris Sud, a Ph.D. in endocrinology/diabetes and metabolism from Paris Descartes University and a master’s degree in business administration from Rutgers University.
Tamara Joseph, J.D. was appointed as our General Counsel and Corporate Secretary in August 2019, and leads our legal, compliance and human resource departments. Ms. Joseph has led legal, compliance, public and government affairs, and risk management departments at life science companies in the United States and in Europe for over 20 years. From June 2018 to August 2019, she served as General Counsel of Enzyvant Therapeutics. From March 2014 to February 2018, she served as General Counsel of InVivo Therapeutics, after consulting for InVivo Therapeutics from September 2013 to February 2014. From 2008 to 2012, she served as General Counsel of Cubist Pharmaceuticals. From 2006 to 2008, she served as Executive Vice President, General Counsel of Mayne Pharma (later acquired by Hospira). She served as General Counsel of Transkaryotic Therapies (later acquired by Shire) during 2005. From 1998 to 2005, she served as Vice President, International Legal, of Biogen Idec, leading the legal department’s operations outside the United States. Ms. Joseph is also a member of the board of directors and executive and governance committees of Heluna Health, a population health non-profit with a focus on child and maternal nutrition. Ms. Joseph has a B.A. in Economics from Duke University, a J.D. from the University of Michigan, and LL.M. degrees from the College of Europe in Belgium and the University of Paris.
Louis J. Arcudi III served as the Chief Financial Officer of Private Millendo from November 2018 until the closing of the Merger, at which point he was appointed to serve as our Chief Financial Officer. Mr. Arcudi brings us more than 20 years of financial and operational experience. From December 2007 through October 2018, he served as Senior Vice President of Operations and Chief Financial Officer at Idera Pharmaceuticals. Prior to Idera, from June 2002 to December 2007, he served as Vice President of Finance and Administration for Peptimmune, Inc. where he handled all financial business and operations. Mr. Arcudi obtained an MBA from Bryant College and a B.S. in accounting and information systems from the University of Southern New Hampshire.

Ryan Zeidan, Ph.D. served as Senior Vice President, Development of Private Millendo from June 2018 until the closing of the Merger, at which point he began serving as our Senior Vice President, Development. In August 2019, Dr. Zeidan was promoted to Chief Development Officer. From October 2016 through June 2018, he served as Executive Director, Global Program Lead at Celgene Corporation, where he oversaw the development of two late-stage oncology assets in a variety of tumor types, including advancing both assets to Phase 3 registration studies. Prior to Celgene Corporation, from January 2012 to October 2016, Dr. Zeidan was Executive Director, Global Strategy and Operations, at Novartis Oncology, where he supported the company in business-critical activities, including developing the five-year strategic plan and investor relations matters. From January 2009 to January 2012, Dr. Zeidan served as a Project Leader at the Boston Consulting Group, where he focused on pharmaceutical and biotech strategy. Dr. Zeidan holds a Ph.D. in chemistry and chemical engineering from the California Institute of Technology, and dual bachelor’s degrees in chemistry and chemical engineering from the Massachusetts Institute of Technology.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 1, 2020 for:
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.

The percentage ownership information shown in the table below is based upon 18,266,545 shares of common stock outstanding as of March 1, 2020.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of March 1, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o Millendo Therapeutics, Inc., 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% or greater stockholders:
Entities affiliated with New Enterprise Associates (1) c/o New Enterprise Associates, Inc. 1954 Greenspring Drive, Suite 600 Timonium, MD 21093	1,766,779	9.7
Entities affiliated with Great Point Partners, LLC (2) 165 Mason Street, 3rd Floor Greenwich, CT 06830	1,729,759	9.5
Frazier Healthcare VI, L.P. (3) 601 Union, Two Union Square, Suite 3200 Seattle, WA 98101	1,396,615	7.6
Roche Finance Ltd (4) Grenzacherstrasse 122 4070 Basel, Switzerland	1,089,180	6.0
Fonds InnoBio FPCI (5) 27-31 Avenue du Général Leclerc 94700 Maisons-Alfort, France Attention: Bpifrance Investissement	1,078,670	5.9
Named executive officers and directors:
Julia C. Owens, Ph.D. (6)	413,403	2.3
Louis J. Arcudi, III (7)	41,975	*
Ryan Zeidan, Ph.D. (8)	41,176	*
Carol G. Gallagher, Pharm.D. (9)	37,933	*
James M. Hindman (10)	24,330	*
Mary Lynne Hedley, Ph.D. (11)	20,727	*
John P. Howe, III, M.D. (12)	9,776	*
Carole L. Nuechterlein, J.D. (13)	6,000	*
Habib J. Dable (14)	11,890	*
Geoff Nichol, M.B., Ch.B., M.B.A.	—	—
All current executive officers and directors as a group (12 persons) (15)	607,210	3.3

*Represents beneficial ownership of less than 1%.
(1)Represents (i) 372 shares held by NEA Ventures 2015, L.P. ("NEA Ventures") and (ii) 1,766,407 shares held by New Enterprise Associates 15, L.P. ("NEA 15"). The shares directly held by NEA 15 are indirectly held by each of (a) NEA Partners 15, L.P. ("NEA Partners 15"), the sole general partner of NEA 15, (b) NEA 15 GP, LLC ("NEA 15 LLC"), the sole general partner of NEA Partners 15, and (c) each of the individual Managers of NEA 15 LLC. The individual managers of NEA 15 LLC (collectively, the “NEA 15 Managers”) are Forest Baskett, Anthony A. Florence, Jr., Joshua Makower, Scott D. Sandell, Peter Sonsini and Mohamad Makhzoumi. The shares directly held by NEA Ventures are indirectly held by Karen P. Welsh, the general partner of NEA Ventures. NEA 15, NEA Partners 15, NEA 15 LLC and the NEA 15 Managers share voting and dispositive power with regard to the shares held by NEA 15. Karen P. Welsh, the general partner of NEA Ventures, shares voting and dispositive power with regard to the shares held by NEA Ventures. Dr. Gallagher, a member of our Board, has no voting or dispositive power with regard to any shares held by NEA 15 or NEA Ventures.
(2)Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2020. Represents (i) 577,739 shares held by Biomedical Value Fund, L.P. (“BVFBVF”), (ii) 747,256 shares held by Biomedical Offshore Value Fund, Ltd. (“BOVF”), and (iii) 404,764 shares held by GEF-SMA, LP (“GEF-SMA” and together with BVF and BOVF, the “Great Point Entities”). Great Point Partners, LLC (“Great Point”) is the investment manager of each of the Great Point Entities, and by virtue of such status may be deemed to be the beneficial owner of the shares held by the Great Point Entities. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of Great Point, and Mr. David Kroin, as special managing member of Great Point, has voting and investment power with respect to the shares held by the Great Point Entities, and therefore may be deemed to be the beneficial owner of such shares.

(3)Represents shares of our common stock held by Frazier Healthcare VI, L.P. ("FHVI"). James Topper, Alan Frazier, Nader Naini, Nathan Every and Patrick Heron are the managing members of FHM VI, LLC, which is the general partner of FHM VI, LP, which is the general partner of FHVI. These individuals share voting and dispositive power over the shares held by FHVI.
(4)Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on March 17, 2020. Roche Finance Ltd is a wholly owned subsidiary of Roche Holding Ltd, a publicly held corporation, and has sole voting and investment power with respect to such shares.
(5)The general partner of Fonds InnoBio FPCI ("InnoBio") is Bpifrance Investissement, a French simplified joint-stock company (société par actions simplifiée). InnoBio has the sole voting and investment power with respect to such shares.
(6)Includes 339,003 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020.
(7)Represents 41,975 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020.
(8)Represents 41,176 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020.
(9)Represents (i) 23,684 shares held by the Gallagher Revocable Trust, (ii) 8,249 shares held by Dr. Gallagher, and (iii) 6,000 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020.
(10)Represents 24,330 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020.
(11)Represents 20,727 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020.
(12)Represents 9,776 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020.
(13)Represents 6,000 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020.
(14)Represents 11,890 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020
(15)Includes 500,877 shares issuable pursuant to stock options exercisable within 60 days of March 1, 2020.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2019 and 2018 by our named executive officers, which include our principal executive officer and the next two most highly compensated executive officers in 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Julia C. Owens	2019	478,900	—	1,679,077	215,505	8,400		2,381,882
Chief Executive Officer(6)	2018	432,600	50,000	1,753,828	179,529	8,250		2,424,207

Louis Arcudi III	2019	350,000	—	507,609	126,000	19,792	(4)	1,003,401
Chief Financial Officer								—

Ryan Zeidan	2019	320,625	40,000	337,460	106,566	44,494	(5)	849,145
Chief Development Officer

(1)Amount reflect discretionary bonuses for all named executive officers. Dr. Zeidan’s bonus amount reflects two separate discretionary bonuses: (i) a $20,000 bonus paid in the first quarter of 2020 in connection with his 2019 performance and (ii) a $20,000 bonus paid in August 2019, which represented the second installment of his sign-on bonus.
(2)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable year computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions ("ASC 718"). Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These amounts do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)See “—Employment arrangements—2019 Bonus Opportunity” below for a description of the material terms of the programs pursuant to which this compensation to our named executive officers was awarded.
(4)Amount includes a $11,392 tax-gross up on taxable commuting benefits.
(5)Amount includes (i) a travel-related payment and travel-related expense reimbursements, (ii) a $6,793 tax gross-up on a travel related payment, and (iii) a $12,404 tax gross-up on the second installment of Dr. Zeidan's sign-on bonus included in the "Bonus" column.
(6)Dr. Owens commenced service with us on December 7, 2018 upon the closing of the Merger. Amounts disclosed for Dr. Owens for 2018 include amounts paid for service with Private Millendo.
________

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information about equity awards granted to our named executive officers that remained outstanding as of December 31, 2019, after giving effect to the reverse stock split and exchange ratio effected in connection with the Merger:

		Option Awards
Name and Principal Position		Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Julia C. Owens	(1)	8/30/2012		60,179	—	1.08	8/29/2022
Chief Executive Officer	(1)	1/28/2016		151,600	—	4.44	1/27/2026
	(1)	8/24/2018	(5)	58,280	116,559	16.40	8/23/2028
	(1)	1/15/2019	(6)	—	107,327	8.80	1/14/2029
	(2)	1/15/2019	(6)	—	66,666	8.80	1/14/2029
	(3)	6/20/2019	(7)	—	76,007	11.59	6/19/2029

Louis Arcudi III	(4)	12/7/2018	(8)	20,150	54,250	10.40	12/6/2028
Chief Financial Officer	(2)	1/15/2019	(6)	—	50,000	8.80	1/14/2029
	(3)	6/20/2019	(7)	—	25,000	11.59	6/19/2029

Ryan Zeidan	(1)	8/24/2018	(9)	23,461	39,108	16.40	8/23/2028
Chief Development Officer	(2)	1/15/2019	(6)	—	40,000	8.80	1/14/2029
	(3)	6/20/2019	(7)	—	5,000	11.59	6/19/2029
	(3)	8/19/2019	(10)	—	10,000	7.27	8/18/2029

(1)Option awards were granted under the Millendo Therapeutics 2012 Stock Plan.
(2)Option awards were granted under the OvaScience, Inc. 2012 Stock Incentive Plan.
(3)Option awards were granted under the Millendo Therapeutics 2019 Equity Incentive Plan.
(4)Option awards represent an inducement grant outside of but subject to the terms of the OvaScience, Inc. 2012 Stock Incentive Plan and in compliance with Nasdaq Listing Rule 5634(c)(4).
(5)The shares of common stock underlying this option vest and become exercisable over a four year period, with 25% of the option vesting on August 20, 2019 and the remaining shares underlying the option vesting in equal monthly installments over 36 months thereafter, subject to the recipient’s continued service through each vesting date.
(6)The shares of common stock underlying this option vest and become exercisable over a four year period, with 25% of the option vesting on January 15, 2020 and the remaining shares underlying the option vesting in equal monthly installments over 36 months thereafter, subject to the recipient’s continued service through each vesting date.
(7)The shares of common stock underlying this option vest and become exercisable over a four year period, with 25% of the option vesting on June 20, 2020 and the remaining shares underlying the option vesting in equal monthly installments over 36 months thereafter, subject to the recipient’s continued service through each vesting date.
(8)The shares of common stock underlying this option vest and become exercisable over a four year period, with 25% of the option vesting on November 5, 2019 and the remaining shares underlying the option vesting in equal monthly installments over 36 months thereafter, subject to the recipient’s continued service through each vesting date.
(9)The shares of common stock underlying this option vest and become exercisable over a four year period, with 25% of the option vesting on June 18, 2019 and the remaining shares underlying the option vesting in equal monthly installments over 36 months thereafter, subject to the recipient’s continued service through each vesting date.
(10)The shares of common stock underlying this option vest and become exercisable over a four year period, with 25% of the option vesting on August 19, 2020 and the remaining shares underlying the option vesting in equal monthly installments over 36 months thereafter, subject to the recipient’s continued service through each vesting date.

See “—Potential Payments upon Termination or Change of Control” for a description of vesting acceleration applicable to stock options held by our named executive officers.

We may in the future, on an annual basis or otherwise, grant additional equity awards to our executive officers pursuant to the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan.

Employment, Severance and Change in Control Agreements

Employment Arrangements

Each of our named executive officers’ employment is “at will” and may be terminated at any time. Below is a description of our employment agreements with each of our named executive officers, for the fiscal year ended December 31, 2019.

Julia C. Owens, Ph.D. We entered into an amended and restated employment agreement with Dr. Owens in June 2019, setting forth the terms of her employment. Under the terms of the employment agreement, Dr. Owens was entitled to an initial annual base salary of $478,900, which was subsequently increased to $526,300 in January 2020. The employment agreement also provides that Dr. Owens is eligible to receive an annual performance bonus, with a target bonus percentage of 50% of her then-current annual base salary, with the actual amount of any such bonus to be determined at the sole discretion of our Board based upon its assessment of Dr. Owens’ performance and company performance. In addition, Dr. Owens’ employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”

Louis J. Arcudi, III. We entered into an amended and restated employment agreement with Mr. Arcudi in June 2019, setting forth the terms of his employment. Under the terms of the employment agreement, Mr. Arcudi was entitled to an initial annual base salary of $350,000, which was subsequently increased to $378,400 in January 2020. The employment agreement also provides that Mr. Arcudi is eligible to receive an annual performance bonus, with a target bonus percentage of 40% of his then-current annual base salary, with the actual amount of any such bonus to be determined at the sole discretion of our Board based upon its assessment of Mr. Arcudi’s performance and company performance. In addition, Mr. Arcudi’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”

Ryan Zeidan, Ph.D. We entered into an amended and restated employment agreement with Dr. Zeidan in August 2019, setting forth the terms of his employment. Under the terms of the employment agreement, Dr. Zeidan was entitled to an initial annual base salary of $330,000, which was subsequently increased to $345,000 in January 2020. The employment agreement also provides that Dr. Zeidan is eligible to receive an annual performance bonus, based upon a target bonus percentage of his then-current annual base salary, with the actual amount of any such bonus to be determined at the sole discretion of our Board based upon its assessment of Dr. Zeidan’s performance and company performance. The target bonus percentage was 35% for the period January 1, 2019 through August 16, 2019, which is the effective date of the employment agreement. The target bonus percentage was 40% for the remainder of the calendar year 2019. In addition, Dr. Zeidan’s employment agreement provides for certain severance and change in control-related payments and benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”

2019 Bonus Opportunity

Dr. Owens and each of our other named executive officers were eligible to receive a bonus in 2019. The bonus opportunity was designed to motivate and reward our named executive officers for the attainment of company-wide performance goals. The 2019 target bonus amounts were set as a percentage of the named executive officer’s annual base salary for 2019 as follows: (1) Dr. Owens’ target bonus percentage was set at 50%, (2) Mr. Arcudi’s target bonus percentage was set at 40%, and (3) Dr. Zeidan's target bonus percentage was set at 35% for the period January 1, 2019 through August 16, 2019, and 40% for the remainder of the calendar year 2019. Payment of 100% of the target bonus amount was subject to the achievement of company objectives as determined by our Board. Our named executive officers for 2019 were eligible to receive more than 100% of their target bonuses in the discretion of our Board. In addition, to remain eligible to receive a bonus, the named executive officers were required to remain employees in good standing on the date bonuses were paid. Bonuses were measured as of December 31, 2019, and the Compensation Committee determined that performance goals under the 2019 bonus plan were achieved at a 90% level. The bonuses were paid in the first quarter of 2020. For 2019, Dr. Owens’ actual bonus amount was $215,505, Mr. Arcudi’s actual bonus amount was $126,000, and Dr. Zeidan's actual bonus amount was $106,566.

2020 Bonus Opportunity

In 2020, Dr. Owens, Mr. Arcudi and Dr. Zeidan are eligible to receive a bonus. The bonus opportunity is designed to motivate and reward our named executive officers for the attainment of company-wide performance goals. Consistent with prior years, the 2020 performance bonus amounts were set as a percentage of each named executive officer’s annual base salary for 2020 as follows: (1) Dr. Owens’ target bonus percentage remained unchanged from 2019 and is set at 50% and (2) the target bonus percentage for each of Mr. Arcudi and Dr. Zeidan remained unchanged from 2019 and is set at 40%. The named executive officers are eligible to receive more than 100% of their target bonuses in the discretion of our Board. Target-level compensation is dependent upon our achievement of clinical development objectives and other corporate goals. In addition, to remain eligible to receive a bonus, the named executive officers must remain employees in good standing on the date bonuses are paid.

Potential Payments upon Termination or Change of Control

Julia C. Owens, Ph.D. Pursuant to Dr. Owens’ employment agreement, if Dr. Owens’ employment with us (or any parent or subsidiary or successor of the Company, including us) ends within three months prior to or within 12 months following a change in control of the Company (a "Change in Control Period"), due to her resignation for “good reason” or her termination by us other than for “cause,” death or “disability” (each, as defined in her employment agreement), then the vesting and exercisability of her existing option awards, as of the date of her employment agreement, as well as all equity awards granted to her after the date of her employment agreement that are subject to a time-based vesting schedule, will accelerate in full. Pursuant to the terms of the option agreement for Dr. Owens’ August 2018 options, if Dr. Owens’ employment with us (or any parent or subsidiary or successor of the Company, including us) ends within six months prior to or within 12 months following a change in control of the Company due to her resignation for “good reason” or her termination by us other than for “cause,” death or disability, then her August 2018 options will accelerate in full. Pursuant to her employment agreement, if, within a Change in Control Period, Dr. Owens’ employment with us ends due to her resignation for good reason, her termination by us other than for cause or as a result of her death or disability, then the Company will pay (i) her base salary then in effect for 18 months following her termination, (ii) 100% of the health insurance premiums for Dr. Owens and her covered dependents for up to 18 months following her termination, and (iii) an additional amount equivalent to 150% of Dr. Owens’ target annual bonus for the year in which her termination occurs, payable when bonuses for that year are paid to similarly situated employees. Pursuant to Dr. Owens’ employment agreement, if Dr. Owens’ employment with us (or any parent or subsidiary or successor of the Company, including us) ends outside of a Change in Control Period due to her resignation for good reason or her termination by us other than for cause, death or disability, then the Company will pay (i) her base salary then in effect for 12 months following her termination and (ii) 100% of the health insurance premiums for Dr. Owens and her covered dependents for up to 12 months following her termination. Dr. Owens’ severance and change in control benefits are conditioned, among other things, on her complying with her post-termination obligations under her employment agreement, executing and not revoking a general release of claims in our favor and resigning from all positions that she holds with us.

Louis J. Arcudi, III. Pursuant to Mr. Arcudi’s employment agreement, if Mr. Arcudi’s employment with us (or any parent or subsidiary or successor of the Company, including us) ends within a Change in Control Period due to his resignation for “good reason” or his termination by us other than for “cause,” death or “disability” (each, as defined in his employment agreement), then the vesting and exercisability of his existing option awards, as of the date of his employment agreement, as well as all equity awards granted to him after the date of his employment agreement that are subject to a time-based vesting schedule, will accelerate in full. Pursuant to his employment agreement, if, within a Change in Control Period, Mr. Arcudi's employment with us ends due to his resignation for good reason, his termination by us other than for cause or as a result of his death or disability, then the Company will pay (i) his base salary then in effect for 12 months following his termination, (ii) 100% of the health insurance premiums for Mr. Arcudi and his covered dependents for up to 12 months following his termination, and (iii) an additional amount equivalent to 100% of Mr. Arcudi’s target annual bonus for the year in which his termination occurs, payable when bonuses for that year are paid to similarly situated employees. Pursuant to Mr. Arcudi’s employment agreement, if Mr. Arcudi’s employment with us (or any parent or subsidiary or successor of the Company, including us) ends outside of a Change in Control Period due to his resignation for good reason or his termination by us other than for cause, death or disability, then the Company will pay (i) his base salary then in effect for 12 months following his termination and (ii) 100% of the health insurance premiums for Mr. Arcudi and his covered dependents for up to 12 months following his termination. Mr. Arcudi’s severance and change in control benefits are conditioned, among other things, on his complying with his post-termination obligations under his employment agreement, executing and not revoking a general release of claims in our favor and resigning from all positions that he holds with us.

Ryan Zeidan, Ph.D. Pursuant to Dr. Zeidan's employment agreement, if Dr. Zeidan’s employment with us (or any parent or subsidiary or successor of the Company, including us) ends within a Change in Control Period due to his resignation for “good reason” or his termination by us other than for “cause,” death or “disability” (each, as defined in his employment agreement), then the vesting and exercisability of the options granted to him in January 2019 and June 2019, as well as all equity awards granted to him after the date of his employment agreement that are subject to a time-based vesting schedule, will accelerate in full. Pursuant to his employment agreement, if, within a Change in Control Period, Dr. Zeidan's employment with us ends due to his resignation for good reason, his termination by us other than for cause or as a result of his death or disability, then the Company will pay (i) his base salary then in effect for 12 months following his termination, (ii) 100% of the health insurance premiums for Dr. Zeidan and his covered dependents for up to 12 months following his termination, and (iii) an additional amount equivalent to 100% of Dr. Zeidan’s target annual bonus for the year in which his termination occurs, payable when bonuses for that year are paid to similarly situated employees. Pursuant to Dr. Zeidan’s employment agreement, if Dr. Zeidan’s employment with us (or any parent or subsidiary or successor of the Company, including us) ends outside of a Change in Control Period due to his resignation for good reason or his termination by us other than for cause, death or disability, then the Company will pay (i) his base salary then in effect for 12 months following his termination and (ii) 100% of the health insurance premiums for Dr. Zeidan and his covered dependents for up to 12 months following his termination. Dr. Zeidan’s severance and change in control benefits are conditioned, among other things, on his complying with his post-termination obligations under his employment agreement, executing and not revoking a general release of claims in our favor and resigning from all positions that he holds with us.

401(k) Plan

We maintain a defined contribution retirement plan (the "401(k) plan"), that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended (the "Code"). Contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. We contribute a safe harbor minimum contribution equivalent to 3% of employees’ eligible compensation. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan's related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned for service on our Board during the year ended December 31, 2019 by our directors who were not also our employees. Julia C. Owens, Ph.D., our President and Chief Executive Officer, is also a member of our Board, but did not receive any additional compensation for service as a director. The compensation for Dr. Owens as an executive officer is set forth above under “Executive Compensation- Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
Carol G. Gallagher, Pharm.D. (3)	80,000	126,766	206,766
John Howe, III, M.D.	47,705	126,766	174,471
Carole L. Nuechterlein, J.D.	44,308	126,766	171,074
James M. Hindman	55,000	126,766	181,766
Randall W. Whitcomb, M.D. (4)	52,500	126,766	179,266
Habib J. Dable	45,000	126,766	171,766
Mary Lynne Hedley, Ph.D.	48,000	126,766	174,766
Geoff Nichol, M.B., Ch.B., M.B.A. (5)	1,808	101,290	103,098
_____________________________
(1)In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2019 computed in accordance with FASB ASC Topic 718. The assumptions we used in valuing the option awards are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. These amounts do not reflect the actual economic value that will be realized by director upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)The table below shows the aggregate number of option awards and stock awards outstanding for each of our non-employee directors as of December 31, 2019.

Name	Option Awards (#)	Stock Awards (#)
Carol G. Gallagher, Pharm.D.	18,000	—
John Howe, III, M.D.	21,776	—
Carole L. Nuechterlein, J.D.	18,000	—
James M. Hindman	39,229	—
Randall W. Whitcomb, M.D. (4)	43,158	—
Habib J. Dable	32,880	—
Mary Lynne Hedley, Ph.D.	36,600	—
Geoff Nichol, M.B., Ch.B., M.B.A. (5)	24,000	—
(3)Cash compensation for Dr. Gallagher's service on the Board and Compensation Committee is paid to NEA Management Company, LLC.
(4)Dr. Whitcomb retired from his positions as a member of the Board and as a member of the Compensation Committee and the Audit Committee, each effective December 17, 2019.
(5)Dr. Nichol was appointed as a member of the Board and as a member of the Nominating and Corporate Governance Committee, each effective as of December 17, 2019.

Non-Employee Director Compensation

Each non-employee director receives an annual board service retainer of $40,000. The non-executive chairperson receives an additional service retainer of $30,000. The chairperson of each of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee receives additional annual committee chair service retainers of $15,000, $10,000 and $8,000, respectively. Other members of our Audit Committee, our Compensation Committee and our Nominating

and Corporate Governance Committee receive additional annual cash retainers of $7,500, $5,000 and $4,000, respectively, for each such committee of which they are a member. The annual cash compensation amounts set forth above are payable in equal quarterly installments, payable in arrears following the end of each calendar quarter in which the board service occurs, prorated for any partial months of service. We also reimburse all reasonable out-of-pocket travel expenses incurred by non-employee directors in attending meetings of our Board or any committee thereof.

In addition to cash compensation, each non-employee director is eligible to receive options to purchase our common stock. Upon each non-employee director’s initial appointment to our Board, he or she is granted an option to purchase 24,000 shares of our common stock, with a per-share exercise price equal to 100% of the fair market value of a share of our common stock on the grant date. This initial stock option award vests over three years, with one-third of the award vesting on the first anniversary of the grant date and the remainder of the award vesting in equal monthly installments thereafter, subject to the non-employee director’s continuous service through each vesting date. On the date of each annual meeting, each continuing non-employee director is granted an option to purchase 12,000 shares of our common stock, with a per-share exercise price equal to 100% of the fair market value of a share of our common stock on the grant date. This annual stock option award fully vests on the earlier to occur of the first anniversary of the grant date and the date of the first annual meeting following the grant date, subject to the non-employee director’s continuous service through such vesting date.

Director Independence

Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board determined that all of the directors, other than Dr. Owens, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described above.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2019:

Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(#)
Plan Category
Equity compensation plans approved by security holders(1)	2,082,082	18.20	872,203(3) (4)
Equity compensation plans not approved by security holders(2)	416,524	12.07	—
Total	2,498,606		872,203
________________________________________
(1)Includes the Millendo Therapeutics 2019 Equity Incentive Plan, 2019 Employee Stock Purchase Plan, the OvaScience, Inc. 2012 and 2011 Stock Incentive Plans and the Millendo Therapeutics, Inc. 2012 Stock Plan.  Does not include 95,567 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $6.80 per share, which are related to non-employee (BSA) warrants and employee (BSPCE) warrants previously granted by Alizé and assumed by Private Millendo in connection with Private Millendo’s acquisition of Alizé in December 2017.
(2)Includes an option to purchase 71,324 shares of common stock at a per-share exercise price of $21.90 granted to Dr. Kroeger (OvaScience’s former Chief Executive Officer), an option to purchase 74,400 shares of common stock at a per-share exercise price of $10.40 granted to Louis Arcudi III (our Chief Financial Officer), and options to purchase a total of 140,800 shares of common stock, at a weighted-average per share exercise price of $12.40 per share, granted to eight of our employees who are not executive officers, in each case, that were granted outside of, but subject to the terms of, the

OvaScience, Inc. 2012 Stock Incentive Plan as an inducement material to the grantee entering into an employment relationship with us (the “2012 Plan Inducement Grants”). Also includes an option to purchase 130,000 shares of common stock at a per-share exercise price of $7.27 granted to Tamara Joseph (our General Counsel) outside of, but subject to the terms of, our 2019 Equity Incentive Plan as an inducement material to the grantee entering into an employment relationship with us (together with the 2012 Plan Inducement Grants, the “Inducement Grants”). Each Inducement Grant other than the Inducement Grant awarded to Dr. Kroeger has a term of ten years and is subject to a vesting over four years, with 25% of the shares vesting on the first anniversary of the vesting commencement date and the remaining shares vesting in equal monthly installments over 36 months following the first anniversary of the vesting commencement date, subject to the grantee’s continued employment with us through each vesting date. The Inducement Grant awarded to Dr. Kroeger vested in full on December 7, 2018, the date of his separation with us, and may be exercised by Dr. Kroeger until December 7, 2021, which is the three year anniversary of his separation date.
(3)Includes 738,623 shares reserved for issuance under the 2019 Equity Incentive Plan as of December 31, 2019. The number of shares of common stock reserved for issuance under the 2019 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2019 Equity Incentive Plan, an additional 730,661 shares were added to the number of available shares effective January 1, 2020.
(4)Includes 133,580 shares reserved for issuance under the 2019 Employee Stock Purchase Plan as of December 31, 2019. The number of shares of common stock reserved for issuance under the 2019 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or (ii) 133,580 shares of our common stock; unless a lesser number of shares is determined by our Board. Pursuant to the terms of the 2019 Employee Stock Purchase Plan, an additional 133,580 shares were added to the number of available shares effective January 1, 2020.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures

In December 2018, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from our employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•the risks, costs and benefits to us;
•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

All of the transactions described below were entered into prior to the adoption of the written policy, but all were approved by our Board considering similar factors to those described above.
Certain Related Person Transactions
The following is a summary of transactions since January 1, 2018 to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Item 11 – Executive Compensation” and “Item 11 – Director Compensation Table.” With respect to OvaScience, the information below is based on information we received in connection with the Merger.

Share Sale and Contribution Agreement

In December 2017, we entered into agreements to acquire 100% of the outstanding ownership interests of Alizé Pharma SAS (now known as Millendo Therapeutics SAS) ("Alizé"). At an initial closing on December 19, 2017, we acquired 83.6% of Alizé's issued and outstanding share capital pursuant to a Share Sale and Contribution Agreement (the "Contribution Agreement"). Pursuant to the Contribution Agreement, we (i) issued to the former shareholders of Alizé an aggregate of 6,540,763 shares of Series A-1 preferred stock, 20,636,179 shares of Series B-1 preferred stock and 6,237,138 shares of common-1 stock (which were converted to 464,043 shares of our common stock following the closing of the Merger) and (ii) paid a former shareholder of Alizé approximately $0.3 million in cash and paid approximately $0.7 million of transaction expenses on behalf of the acquired company. The recipients of consideration under the Contribution Agreement included Fonds InnoBio FPCI, a holder of 5% or more of our capital stock, and SHAM Innovation Sante SAS, who was a holder of 5% or more of our capital stock at the time of entering into the Contribution Agreement. In connection with the Merger, the shares reflected below were exchanged for the number of shares reflected in the “Shares of common stock following the Merger” column below.

Related Party	Shares of Series A-1 preferred stock	Shares of Series B-1 preferred stock	Shares of common-1 stock	Shares of common stock following the Merger
Fonds InnoBio FPCI	2,112,874	6,666,139	2,014,794	803,059
SHAM Innovation Sante SAS	1,785,240	5,632,449	1,702,368	678,532

Advance agreement with Bpifrance Financing

In December 2017, in connection with our acquisition of Alizé, we assumed €0.7 million of debt that Alizé had outstanding with Bpifrance Financing. Bpifrance Financing is affiliated with Fonds InnoBio FPCI, a holder of 5% or more of our capital stock. No interest is charged or accrued with respect to the debt. We are required to make quarterly principal payments of between €17,500 to €50,000 per quarter through maturity. In addition to the quarterly payments, we could be obligated to pay, if applicable, no later than March 31st of each year starting from January 1, 2016, a reimbursement annuity equal to 20% of the proceeds generated by us from license, assignment or revenue generating use of the livoletide program. We are permitted to repay the debt at any time. At December 31, 2019, the balance outstanding was $0.4 million (€0.3 million).

Consulting agreement with Dr. Abribat

In December 2017, in connection with our acquisition of Alizé, Alizé entered into a consulting agreement with TAB Consulting SARL ("TAB Consulting"), an entity affiliated with Dr. Abribat, who was, until December 7, 2018, a member of Private Millendo’s board of directors. As consideration for the performance of the services under the consulting agreement, Alizé was obligated to pay TAB Consulting a fixed monthly retainer fee equal to €19,742. The consulting agreement expired on December 19, 2018. In addition, Dr. Abribat was a guarantor through April 2, 2020 under our lease agreement for Alizé’s facility in Lyon, France.

Roche License Agreement

On October 16, 2018, we entered into a license agreement with F. Hoffmann-La Roche Ltd and Hoffman-La Roche Inc. (collectively, “Roche”), for a worldwide, exclusive license to Roche's interest in certain patent rights and know-how covering, among other things, the use of a neurokinin 3 receptor antagonist (the "Roche License Agreement"). Carole L. Nuechterlein, who is currently a member of our Board and who was a member of Private Millendo’s board of directors from March 2017 until the closing of the Merger, serves as a Deputy Director and head of Roche Venture Fund, an affiliate of Roche. Roche Finance Ltd, an affiliate of Roche, is a beneficial owner of 5% or more of our capital stock.

As consideration for the rights granted to us under the Roche License Agreement, we agreed to pay Roche an up-front payment. Under the terms of the Roche License Agreement, we are also obligated to make significant milestone and royalty payments in connection with the attainment of certain development steps and the sale of resulting products with respect to the neurokinin 3-receptor (NK3R) antagonist. No amounts were paid in 2018 or 2019 related to the achievement of development or commercial milestones. In addition, we are required to share a portion of any net proceeds received in connection with certain agreements that we may enter into with third parties to develop and commercialize the NK3R antagonist.

Investors' rights, voting and co-sale agreements

In connection with our preferred stock financings, we have entered into investors' rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of our preferred stock and certain holders of our common stock. These stockholder agreements have terminated except for the registration rights granted under our investors' rights agreement.

Employment arrangements

We have entered into employment agreements or offer letter agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see “Executive Compensation—Employment Severance and Change in Control Arrangements.”

Stock option grants to directors and executive officers

We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see “Executive Compensation.”

Separation pay agreements

We have entered into separation pay agreements with certain of our executive officers. For more information regarding these arrangements with our named executive officers, see “Executive Compensation—Potential payments upon termination or change of control.”

Otonnale Agreement

In December 2018, we acquired the remaining 16.4% of Alizé’s issued and outstanding share capital from Otonnale SAS ("Otonnale"), upon exercise of a put-call option. In connection with exercise of the put-call option, we (i) issued to Otonnale 442,470 shares of our common stock and (ii) paid Otonnale €699,735.34 million in cash. Additionally, we issued 7,901 shares of our common stock to Eumedix FR S.À R.L. ("Eumedix"), as consideration for advisory services that Eumedix performed for Otonnale in connection with the transaction.

Convertible Promissory Notes

In August 2018, we issued convertible promissory notes (as amended) to several of our existing investors, including the following investors, who were holders of 5% or more of our capital stock at the time of the issuance, and funds affiliated with certain of our directors: entities affiliated with New Enterprise Associates, Roche Finance Ltd, entities affiliated with Adams Street, Frazier Healthcare VI, L.P. and Osage University Partners I, L.P. We received cash proceeds of $8.0 million. The notes accrued simple interest of 6.0% per annum and, if not converted, were to mature in August 2020. All principal and interest was due at maturity. Upon closing of the Merger, all outstanding principal and interest automatically converted into shares of our common stock at a conversion price of $1.2096 per share.

Pre-Closing Financing

Prior to the closing of the Merger, we completed a private placement financing (the "Pre-Closing Financing"), of our common stock. The securities issued in the Pre-Closing Financing were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. An aggregate of approximately $29.5 million shares of our common stock was issued to an investor syndicate that included New Enterprise Associates, Frazier Healthcare Partners, Roche Finance Ltd, Fonds Innobio managed by Bpifrance, Osage University Partners, Altitude Life Science Ventures, Adams Street Partners, and Longwood Fund, $8.0 million of which was already funded via the issuance of the convertible promissory notes discussed above.

Post-Closing Financing

On November 1, 2018, we entered into a Stock Purchase Agreement, as amended (the "Purchase Agreement"), with OvaScience and Great Point Partners, LLC and its affiliates ("Great Point"), which provided for the sale and issuance of shares of our common stock to Great Point for an aggregate purchase price of approximately $20.0 million at a per share purchase price of $16.26. The consummation of this transaction and the other transactions contemplated by the Purchase Agreement were conditioned upon the satisfaction of the conditions set forth in the Purchase Agreement. Following the closing of the Merger, on

December 7, 2018, we issued and sold an aggregate of 1,230,158 shares of our common stock to Great Point. Such shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. The resale of the shares by Great Point was registered for resale on a Registration Statement on Form S-3.

December 2019 Financing

In December 2019, we sold 4,166,667 shares of our common stock to the public pursuant to an underwriting agreement with Citigroup Global Markets Inc. and SVB Leerink LLC, as representatives of the several underwriters named therein, for net proceeds to us of approximately $23.0 million, after deducting underwriting discounts and commissions and other offering expenses payable by us. The price to the public in this offering was $6.00 per share and investors included Great Point and Roche.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Millendo Therapeutics, Inc. Direct your written request to Millendo Therapeutics, Inc., Attn: Corporate Secretary, 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ TAMARA JOSEPH
Tamara Joseph Corporate Secretary April 24, 2020

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, is available without charge upon written request to: Millendo Therapeutics, Inc., Attn: Corporate Secretary, 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104.

MILLENDO THERAPEUTICS

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/MLND** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MLND

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Class II directors for a three-year term expiring at the 2023 Annual Meeting of Shareholders.

	For	Withhold
01 - James M. Hindman	☐	☐
02 - Carole L. Nuechterlein, J.D.	☐	☐
03 - Geoffrey M. Nichol, M.B., Ch.B.	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

039AFC

The 2020 Annual Meeting of Shareholders of Millendo Therapeutics, Inc. will be held on June 19, 2020 at 1:00 p.m., Eastern Time, virtually via the internet at www.meetingcenter.io/295858597.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — MLND2020.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.investorvote.com/MLND

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MLND

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Millendo Therapeutics, Inc.

Notice of 2020 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 19, 2020

Julia C. Owens, Ph.D. and Louis J. Arcudi III, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Millendo Therapeutics, Inc. to be held on June 19, 2020 at 1:00 p.m. EST or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.